SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                -------------------------------------------


                          AMENDMENT NO. 1 ON FORM 8-K/A

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                     (Date of earliest event reported):

                                  July 5, 1998

                  ----------------------------------------


                           METRIKA SYSTEMS CORPORATION
             (Exact name of Registrant as specified in its charter)

Delaware                          1-13085                        33-0733537
(State or other juris-         (Commission                 (I.R.S. Employer
diction of incorporation)      File Number)                  Identification
                      Number)

5788 Pacific Center Boulevard                                         92121
San Diego, California                                            (Zip Code)
(Address of principal
executive offices)

                                (781) 622-1000
                         (Registrant's telephone number
                              including area code)

                  -------------------------------------------

Item 2.    Acquisition or Disposition of Assets

    On July 5, 1998, Metrika Systems Corporation (the Company) acquired all of the outstanding capital stock (the Stock) of Honeywell-Measurex Data Measurement Corporation (DMC) from Honeywell-Measurex Corporation for approximately $29,000,000 in cash (the Purchase Price). The Purchase Price is subject to a post-closing adjustment equal to the amount by which DMC's shareholders equity as of the closing, as adjusted pursuant to a Stock Purchase Agreement dated as of May 6, 1998 (the Agreement), by and between the Company and Honeywell-Measurex Corporation, is greater than or less than, as the case may be, certain target amounts set forth in the Agreement.

    The acquisition was made pursuant to the Agreement. The Purchase Price was funded entirely from cash on hand. DMC, based in Gaithersburg, Maryland, manufactures and sells computerized non-contact thickness, coating and other measurement systems for use in flat-metal processing industries, including steel, aluminum, tin, copper, brass, and other rolled products (the DMC Business).

    The consideration paid for the DMC Business was based primarily on the Company's determination of the fair market value of the DMC Business, and the terms of the Agreement were determined by arms-length negotiation among the parties.

    The Company has no present intention to use the assets of the DMC Business for purposes materially different from the purposes for which such assets were used prior to the acquisition. However, the Company will review the DMC Business and its assets, corporate structure, capitalization, operations, properties, and policies, and, upon completion of this review, may develop alternative plans or proposals, including mergers, transfers of a material amount of assets or other transactions or changes relating to such business.

Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

         (a) Financial Statements of Business Acquired

             Attached hereto.

HONEYWELL-MEASUREX DATA
MEASUREMENT CORPORATION

Consolidated Financial Statements for the
Ten-Month Period Ended December 31, 1997 and
Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


Board of Directors
Honeywell-Measurex Data Measurement Corporation

We have audited the accompanying consolidated balance sheet of Honeywell-Measurex Data Measurement Corporation (the Company), a wholly owned subsidiary of Honeywell-Measurex Corporation Inc., as of December 31, 1997 and the related consolidated statements of operations, cash flows, and stockholders' deficit for the ten-month period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 1997 and the results of its operations and its cash flows for the ten months then ended, in conformity with generally accepted accounting principles.


                                          Deloitte & Touche LLP

June 26, 1998
Washington, D.C.

HONEYWELL-MEASUREX DATA MEASUREMENT CORPORATION

CONSOLIDATED BALANCE SHEET
------------------------------------------------------------------------------
DECEMBER 31, 1997

ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                               $     425,337
  Accounts receivable:
   Trade, net of allowance                                   13,560,675
   Affiliates                                                 2,230,881
  Inventories                                                10,398,317
  Prepaid expenses and other assets                             365,153
  Refundable income taxes                                     1,079,578
  Deferred income taxes                                       2,359,000
                                                          -------------
       Total current assets                                  30,418,941
                                                          -------------

PROPERTY, PLANT, AND EQUIPMENT, net                           1,480,252
                                                          -------------

DEFERRED INCOME TAXES                                         3,592,500
                                                          -------------

GOODWILL                                                      4,431,000
                                                          -------------

INTANGIBLES AND OTHER ASSETS                                  2,060,599
                                                          -------------
       Total assets                                       $  41,983,292
                                                          =============

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                        $   1,081,268
  Accounts payable - affiliates                              26,076,944
  Accrued warranty                                            8,844,000
  Advance payments on contracts                               2,724,199
  Accrued expenses                                            4,531,100
                                                          -------------
       Total current liabilities                             43,257,511
                                                          -------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
  Common stock ($1 par value, 1,000 shares
  authorized, issued, and outstanding)                            1,000
  Additional capital                                            616,900
  Retained deficit                                           (1,940,574)
  Cumulative translation adjustment                              48,455
                                                          -------------
       Total stockholders' deficit                           (1,274,219)
                                                          -------------
       Total liabilities and stockholders' deficit        $  41,983,292
                                                          =============


See notes to consolidated financial statements.

HONEYWELL-MEASUREX DATA MEASUREMENT CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS
------------------------------------------------------------------------------
TEN MONTHS ENDED DECEMBER 31, 1997

Net sales                                                  $ 28,662,325
Cost of sales                                                22,898,569
                                                           ------------

       GROSS PROFIT                                           5,763,756
                                                           ------------

Selling, general, and administrative expenses                 6,635,663
Research and development expenses                             2,232,988
                                                           ------------

       OPERATING LOSS                                        (3,104,895)

Other income                                                     93,321
                                                           ------------

LOSS BEFORE INCOME TAXES                                     (3,011,574)

INCOME TAX BENEFIT                                            1,071,000
                                                           ------------

       Net loss                                            $ (1,940,574)
                                                           ============


See notes to consolidated financial statements.

HONEYWELL-MEASUREX DATA MEASUREMENT CORPORATION

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
------------------------------------------------------------------------------
TEN MONTHS ENDED DECEMBER 31, 1997

               Common Stock                          Cumulative     Total
               ------------- Additional   Retained  Translation Stockholders'
               Shares Amount   Capital     Deficit   Adjustment    Deficit

BALANCE AT
MARCH 1,1997    1,000  $1,000  $616,900                               $617,900

Net loss                                $(1,940,574)                (1,940,574)

Cumulative
translation
adjustment                                               $48,455        48,455
               ------ ------- --------- ------------ -----------  ------------
BALANCE AT
DECEMBER 31,
1997            1,000 $ 1,000 $ 616,900 $(1,940,574) $    48,455  $(1,274,219)
               ====== ======= ========= ===========  ===========  ===========


See notes to consolidated financial statements.

HONEYWELL-MEASUREX DATA MEASUREMENT CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS
------------------------------------------------------------------------------
TEN MONTHS ENDED DECEMBER 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                  $(1,940,574)
  Adjustments to reconcile net loss to net cash flows
    used in operating activities:
   Loss on disposal of assets                                     3,017
   Depreciation and amortization                                715,419
   Deferred income taxes                                       (196,000)
   Changes in assets and liabilities:
    Increase in receivables                                  (4,393,976)
    Decrease in inventories                                     540,458
    Decrease in prepaid expenses and other assets               (43,270)
    Decrease in accounts payable                               (546,300)
    Decrease in accrued expenses                               (452,034)
    Decrease in advance payments on contracts                  (628,276)
                                                           ------------
       Net cash flows used in operating activities           (6,941,536)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of assets                                  363,598
  Capital expenditures                                         (295,169)
                                                           ------------
       Net cash flows provided by investing activities           68,429

CASH FLOWS FROM FINANCING ACTIVITIES:
  Accounts payable - affiliates                               5,187,127
                                                           ------------
       Net cash flows provided by financing activities        5,187,127

EFFECT OF EXCHANGE RATE CHANGES ON CASH                         (12,818)
                                                           ------------

DECREASE IN CASH AND CASH EQUIVALENTS                        (1,698,798)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD              2,124,135
                                                           ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                 $    425,337
                                                           ============

SUPPLEMENTAL DISCLOSURE OF NONCASH INFORMATION -
  Cash paid during the period for interest                 $     48,000
                                                           ============


See notes to consolidated financial statements.

HONEYWELL-MEASUREX DATA MEASUREMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
TEN MONTHS ENDED DECEMBER 31, 1997

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Basis of Presentation - Honeywell-Measurex Data Measurement Corporation (DMC or the Company) is a wholly owned subsidiary of Honeywell-Measurex Corporation (Honeywell-Measurex), which is a wholly owned subsidiary of Honeywell Inc. (Honeywell). On March 1, 1997, Honeywell Inc. purchased Measurex Corporation (Measurex), which included 100% of the common stock of DMC. On May 6, 1998, Honeywell-Measurex entered into a definitive Stock Purchase Agreement (the Agreement) with Metrika Systems Corporation (the Buyer) to sell 100% of DMC's outstanding common stock to the Buyer. The sale is expected to close on or about July 5, 1998. Pursuant to the Agreement, certain assets and liabilities will be excluded including various hardware, software and other assets, all goodwill and intellectual property, warranty claims made outside of the Company's standard past practices, and deferred tax asset amounts in excess of an amount specified in the Agreement.

    The accompanying financial statements have been prepared for the purpose of presenting the consolidated balance sheet of the Company as of December 31, 1997 and the consolidated statements of operations and cash flows for the ten-month period then ended (i.e., from the date Honeywell purchased Measurex through December 31, 1997). The consolidated financial statements have been prepared as if DMC had operated as an independent, stand-alone entity for the periods presented. Such financial statements have been prepared using the historical basis of accounting and include the assets, liabilities, revenues, expenses, and income taxes of DMC, including goodwill and intangibles resulting from the March 1, 1997 acquisition of the Company by Honeywell.

    Consolidation - The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, DMC (U.K.) Limited, DMC Mess- & Regeltechnik (Germany) GmbH, and the transactions recorded at various Honeywell wholly owned subsidiaries that related to the sales and service of DMC products. All intercompany transactions have been eliminated.

    Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

    Cash and Cash Equivalents - The Company considers all temporary investments with an original maturity of three months or less to be cash equivalents.

    Retainages and Unbilled Receivables - The Company expects to realize substantially all contract retainages and unbilled receivables within one year.

    Revenue Recognition - The Company manufactures gauging systems, pinhole detectors, and other industrial instruments pursuant to specific contract orders. Revenues related to the production of these items are recognized either using the percentage of completion method or upon completion and shipment of units to customers. Revenues related to the installation and service of equipment at customers' locations are recognized when the installation or service work is performed. Losses on contracts in process are recorded when known.

    Accrued Warranty - The Company provides, through charges to income, an amount it estimates will be needed to cover future warranty obligations for products sold during the period. Total amount estimated for ongoing warranty and parts at December 31, 1997 is $1,053,000. Additionally, the Company has provided an amount it estimates will be needed to repair or replace systems that were shipped prior to Honeywell's acquisition of Measurex, which were previously not recorded by the Company.

    Foreign Currency Translation - Gains or losses resulting from translating foreign currency financial statements are accumulated in a separate component of stockholders' deficit. Gains or losses resulting from foreign exchange transactions (transactions denominated in a currency other than the entity's local currency) are included in determining net income. The Company recorded a net loss of $87,465 on foreign currency transactions for the ten-month period ended December 31, 1997.

    Inventories - Material and parts inventories are stated at the lower of cost or market. Cost is determined using the weighted first-in, first-out (FIFO) method. Market is based on net realizable value. Work-in-process inventory represents accumulated labor, material, and overhead costs related to specific uncompleted contracts. Provisions are made to reduce accumulated costs on uncompleted contracts to net realizable value when losses are anticipated.

    Property - Property is carried at cost and depreciated using the straight-line method using the following estimated useful lives:

    Building and improvements                            5-40 years
    Machinery and equipment                               3-7 years
    Software                                                3 years
    Capital leases            Lesser of the lease term or 5-7 years

     Goodwill - Goodwill associated with Honeywell's acquisition of Measurex on March 1, 1997 has been allocated to DMC. Goodwill is amortized on a straight-line basis over a 40-year period.

    Intangibles and Other Assets - Identified intangibles associated with Honeywell's acquisition of Measurex on March 1, 1997 have been allocated to DMC. Identified intangibles are amortized on a straight-line basis over a 12-year period.

    Income Taxes - The Company provides for federal and state income taxes at the statutory rates in effect on taxable income in accordance with Honeywell's Corporate policy which provides for allocating a benefit to a subsidiary without a valuation allowance provided the benefit may be utilized at the consolidated level. Income tax expense or benefit has not been provided for the undistributed earnings or loss of the Company's subsidiaries, DMC (U.K.) Ltd. and DMC Mess- & Regeltechnik GmbH, because the Company intends to continue these operations and reinvest the undistributed earnings indefinitely.

    Derivatives - Derivative financial instruments are used to manage foreign currency exchange risks. These financial exposures are managed in accordance with Honeywell's Corporate policies and procedures. Honeywell does not hold or issue derivative financial instruments for trading purposes. Foreign exchange contracts are accounted for as hedges to the extent they are designated as, and are effective as, hedges of firm foreign currency commitments. Other such foreign exchange contracts are marked-to-market on a current basis and are included in selling, general, and administrative expenses on the income statement.

    Long-Lived Assets - The Company evaluates the carrying value of long-lived assets using discounted cash flows when events and circumstances warrant such a review.

2.  ACCOUNTS RECEIVABLE

    Receivables include approximately $1,789,000 at December 31, 1997 that was billed to customers but not paid pursuant to contract retainage provisions. The balances are due upon completion of the contracts, generally within one year. DMC recognizes unbilled receivables for shipments made directly to customers and invoiced to Honeywell sales and service offices but for which the sales and service offices have not issued invoices to the customers. Unbilled receivables at December 31, 1997 amount to $2,995,023. Receivables are recorded net of an allowance for doubtful accounts of approximately $1,592,000.

3.  INVENTORIES

                                                           December 31,
                                                                   1997

    Work-in-process                                       $   3,561,900
    Materials and parts                                       6,836,417
                                                          -------------
           Total                                          $  10,398,317
                                                          =============

4.  PROPERTY, PLANT, AND EQUIPMENT

                                                           December 31,
                                                                   1997

    Buildings and improvements                            $     533,849
    Machinery and equipment                                   3,576,095
    Software                                                     85,162
    Capital leases                                              158,802
                                                          -------------
           Total Property, Plant, and Equipment               4,353,908
    Accumulated depreciation                                 (2,873,656)
                                                          -------------
           Net Property, Plant, and Equipment             $   1,480,252
                                                          =============

    The Company maintains a capital lease for certain operating equipment, of which the gross value and accumulated amortization at December 31, 1997 was $158,802 and $137,827, respectively. The lease expires in July 1998 and includes a bargain purchase option of $1 at the end of the lease term. The present value of the minimum lease payments under the lease was $22,888 at December 31, 1997. Amortization expense was $11,643 for the ten months ended December 31, 1997.

5.  FOREIGN SUBSIDIARIES

    The following is a summary of financial data pertaining to foreign subsidiaries:

                                                       Ten Months Ended
                                                       December 31, 1997

    Net loss                                            $      (126,066)

                                                 As of December 31, 1997

    Assets                                              $     4,211,375
    Liabilities                                               2,374,656
                                                        ---------------
           Net Assets                                   $     1,836,719
                                                        ===============

    Insofar as can be reasonably determined, there are no foreign-exchange restrictions that materially affect the financial position or the operating results of the Company.

6.  FOREIGN CURRENCY

     DMC has entered into various foreign currency exchange contracts (consisting of Deutsche Marks, Pounds Sterling, French Francs and Japanese
     Yen) designed to manage DMC's exposure to exchange rate fluctuations on foreign currency transactions. Foreign exchange contracts reduce DMC's overall exposure to exchange rate movements, since the gains and losses on these contracts offset gains and losses on the transactions being hedged. DMC hedges a significant portion of all known foreign exchange exposures from committed transactions. The notional amount of DMC's outstanding foreign currency contracts, consisting of forwards, was approximately $3,776,000 at December 31, 1997. These contracts have a term of less than one year.

7.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     All financial instruments are held for purposes other than trading. The estimated fair values of all non-derivative financial instruments approximate their carrying amounts in the statement of financial position at December 31, 1997. The estimated fair value of the foreign currency contracts, which is the net unrealized market gain or loss, is based primarily on quotes obtained from various financial institutions that deal in these types of instruments. The notional amount, carrying value, and fair value of DMC's foreign currency contracts at December 31, 1997 are $3,776,000, $0, and $(25,000), respectively.

     DMC is exposed to credit risk to the extent of nonperformance by the counterparties to the foreign currency contracts discussed above. However, the credit ratings of the counterparties, which consist of a diversified group of financial institutions, are regularly monitored and risk of default is considered remote.

8.  EMPLOYEE BENEFIT PLANS

     The Company participates in the Honeywell-Measurex Profit Sharing and 401(k) Plan (the Plan), which covers substantially all employees. Contributions to the plan are determined based on profit sharing measures for Honeywell Inc. and Company matches against employee contributions up to certain salary percentages and pre-determined dollar amounts. The Company contributed approximately $507,000 to the Plan for the ten-month period ended December 31, 1997. On January 1, 1998, the Company terminated the Plan and enrolled all participants in the Honeywell Inc. 401(k) Plan.

9.  INCOME TAXES

    The (benefit) for income taxes is composed of the following:

                                                      December 31, 1997

    Current:
      Federal                                           $      (776,000)
      State                                                     (91,000)
      Foreign                                                    (8,000)
                                                        ---------------
                                                               (875,000)
                                                        ---------------
    Deferred:
      Federal                                                  (219,000)
      State                                                     (26,000)
      Foreign                                                    49,000
                                                        ---------------
                                                               (196,000)
                                                        ---------------
    Total                                               $    (1,071,000)
                                                        ===============

    The (benefit) for income taxes differs from that computed by applying the statutory federal income tax rate to (loss) before income taxes due to the following:

                                                      December 31, 1997

    Statutory rate                                                 35.0%
    Difference in effective rates on earnings
    of foreign subsidiaries and other                              (3.3)
    State income taxes (benefit), net of
    federal income tax benefit                                      3.9
                                                          -------------
                                                                   35.6%
                                                          =============

    The approximate tax effect of each type of temporary difference and carryforward that gave rise to the Company's deferred tax assets (liabilities), as of December 31, 1997 is as follows:

                                                      December 31, 1997

    CURRENT DEFERRED TAX ASSET:
      Inventory reserves                                $     1,177,000
      Bad debt reserves                                         502,000
      Profit sharing accrual                                    212,000
      Vacation expense                                          143,000
      Inventory capitalization                                  141,000
      Warranty expense                                          184,000
                                                        ---------------
                                                        $     2,359,000
                                                        ===============

                                                       December 31,1997

    NONCURRENT DEFERRED TAX ASSET:
      Accelerated depreciation                          $     ( 105,000)
      Warranty expense                                        3,361,000
      U.S. net operating loss carryforward                      336,500
                                                        ---------------
                                                        $     3,592,500
                                                        ===============

10. COMMITMENTS

     The Company is obligated under various operating agreements, primarily for office space, a manufacturing facility, and certain office equipment through 2002. The Company entered into a lease for office and manufacturing space in the United States during 1987 which, with options, extends until November 2002 and contains an escalation clause related to increases in the Consumer Price Index.

    Rental expense was $946,932 for the ten-month period ended December 31, 1997. The following is a schedule by years of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1997:

    Years ending:
        1998                                                $   959,724
        1999                                                    704,520
        2000                                                    443,196
        2001                                                    443,196
        2002                                                    406,263
                                                            -----------
                                                            $ 2,956,899
                                                            ===========

11. RELATED PARTIES

    Intercompany Sales - After Honeywell's acquisition of Measurex, DMC's business was fully integrated into Honeywell. As a result, sales for a portion of the ten-month period ended December 31, 1997 were billed and collected by various Honeywell sales and service affiliates. Accordingly, all external sales and related costs, accounts receivable, and advance payments to these affiliates have been recorded in the consolidated financial statements and all intercompany amounts have been eliminated. During the ten-month period ended December 31, 1997, the Company recorded intercompany revenues of $12,124,301. Related cost of sales were $9,456,956 during this period. In addition, the Company has recorded accounts receivable of $2,230,881 and accounts payable of $26,076,944 at December 31, 1997 in relation to these transactions.

    Administrative Expenses - During the ten-month period ended December 31, 1997, the Company paid approximately $370,000 to various affiliates for reimbursement of expenses related to administrative services.

12. SEGMENT DATA

    Geographic area results were as follows (in thousands):

                                Ten Months Ended December 31, 1997
                     ------------------------------------------------------
                      United                           Elimina-   Consolid-
                      States    Europe   Asia   Other    tions       ated

     Net Sales to
      Unaffiliated
      Customers      $ 12,734 $  7,565  $6,599 $1,764           -  $  28,662
     Intercompany
      sales             4,500    4,217   2,987    420  $  (12,124)         -
                     -------- --------  ------ ------  ----------  ---------

     Total sales     $ 17,234 $ 11,782  $9,586 $2,184  $  (12,124) $  28,662
                     ======== ========  ====== ======  ==========  =========

     Operating loss  $  1,319 $  1,366  $  413 $    7  $        -  $   3,105
                     ======== ========  ====== ======  ==========  =========

     Identifiable
      Assets
     At December 31  $ 39,793 $  7,045  $1,703 $  460  $   (7,018) $  41,983
                     ======== ========  ====== ======  ==========  =========

    Export sales to geographic areas outside the United States, excluding intercompany transactions, were as follows for the ten-month period ended (in thousands):

                                                         December 31, 1997

    From the United States                                    $     13,045
    From DMC (U.K.) Limited in the United Kingdom                      761
    From DMC Mess- & Regeltechnik GmbH in West Germany               2,122
                                                              ------------
                                                              $     15,928
                                                              ============

    The Company does not believe it is dependent upon any single customer on a continuing basis, although in any one year one customer may account for a material portion of the Company's sales. During 1997, no customer accounted for 10% or more of sales.

13. CONTINGENCIES

    The Company is a party to various other legal proceedings, of which management believes that any losses in connection with these matters will not have a material effect on the Company's net income, financial position, or liquidity.

HONEYWELL-MEASUREX DATA
MEASUREMENT CORPORATION

Consolidated Interim Financial Statements

HONEYWELL-MEASUREX DATA MEASUREMENT CORPORATION
CONSOLIDATED BALANCE SHEET (unaudited)
--------------------------------------------------------------------------------

                                                                       July 4,
                                                                          1998
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                        $   870,778
  Accounts receivable:
    Trade, net of allowance                                          9,064,316
    Affiliates                                                       2,301,870
  Inventories                                                       11,324,870
  Prepaid expenses and other current assets                            250,564
  Deferred income taxes                                              3,621,754
                                                                   -----------

        Total current assets                                        27,434,152
                                                                   -----------

PROPERTY, PLANT, AND EQUIPMENT, net                                  1,330,924
                                                                   -----------

DEFERRED INCOME TAXES                                                3,742,400
                                                                   -----------

GOODWILL                                                             4,374,000
                                                                   -----------

INTANGIBLES AND OTHER ASSETS                                         1,962,848
                                                                   -----------

        Total assets                                               $38,844,324
                                                                   ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Bank overdraft                                                   $    32,537
  Accounts payable                                                   1,173,328
  Accounts payable - affiliates                                     26,080,904
  Advance payments on contracts                                      1,960,384
  Accrued expenses                                                  12,013,335
                                                                   -----------

        Total current liabilities                                   41,260,488
                                                                   -----------

STOCKHOLDERS' DEFICIT:
  Common stock ($1 par value, 1,000 shares
    authorized, issued, and outstanding)                                 1,000
  Additional capital                                                   616,900
  Retained deficit                                                  (3,080,741)
  Cumulative translation adjustment                                     46,677
                                                                   -----------

  Total stockholders' deficit                                       (2,416,164)
                                                                   -----------


        Total liabilities and stockholders' deficit                $38,844,324
                                                                   ===========

See accompanying note.

HONEYWELL-MEASUREX DATA MEASUREMENT CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)

--------------------------------------------------------------------------------

                                      Two Months    Four Months    Six Months
                                         Ended         Ended          Ended
                                      -----------   -----------    -----------
                                        Feb. 28,     June 30,        July 4,
                                          1997         1997           1998
                                     (Predecessor)  (Successor)    (Successor)
                                      -----------   -----------    -----------

Net sales                             $ 5,415,000   $13,014,968    $14,293,541
Cost of sales                           5,115,000     9,866,924     11,784,900
                                      -----------   -----------    -----------

  GROSS PROFIT                            300,000     3,148,044      2,508,641

Selling, general, and
  administrative expenses               1,524,863     2,676,563      3,006,698
Research and development
  expenses                                513,137       900,699      1,011,793
                                      -----------   -----------    -----------

  OPERATING LOSS                       (1,738,000)     (429,218)    (1,509,850)

Other income (expense)                     (3,000)       21,941         36,607
                                      -----------   -----------    -----------

LOSS BEFORE INCOME TAXES               (1,741,000)     (407,277)    (1,473,243)

INCOME TAX BENEFIT                        619,100       144,828        333,076
                                      -----------   -----------    -----------

Net loss                              $(1,121,900)  $  (262,449)   $(1,140,167)
                                      ===========   ===========    ===========



See accompanying note.

HONEYWELL-MEASUREX DATA MEASUREMENT CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS (unaudited)

--------------------------------------------------------------------------------

                                      Two Months    Four Months    Six Months
                                         Ended         Ended          Ended
                                     -------------  -----------    -----------
                                        Feb. 28,     June 30,        July 4,
                                          1997          1997          1998
                                     -------------  -----------    -----------
                                     (Predecessor)  (Successor)    (Successor)

CASH FLOWS FROM OPERATING
  ACTIVITIES:
      Net cash flows provided by
        operating activities          $ 2,298,826    $   639,319    $  593,761
                                      -----------    -----------    ----------

CASH FLOWS FROM INVESTING
  ACTIVITIES:
    Capital expenditures                (239,419)       (178,096)     (203,472)
    Proceeds from sale of assets               -               -        19,845
                                     -----------     -----------   -----------
      Net cash flows used in
        investing activities            (239,419)       (178,096)     (183,627)
                                     -----------     -----------   -----------

CASH FLOWS FROM FINANCING
  ACTIVITIES:
    Proceeds from bank overdraft               -               -        32,537
    Accounts payable - affiliates     (1,486,532)     (1,713,370)        3,620
                                     -----------     -----------   -----------
      Net cash flows provided by
        (used in) financing
        activities                    (1,486,532)     (1,713,370)       36,157
                                     -----------     -----------   -----------

EFFECT OF EXCHANGE RATE CHANGES
  ON CASH                                      -               -          (850)
                                     -----------     -----------  ------------

INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                       572,875      (1,252,147)      445,441

CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD                  1,551,260       2,124,135       425,337
                                     -----------     -----------   -----------

CASH AND CASH EQUIVALENTS AT END
  OF PERIOD                          $ 2,124,135     $   871,988   $   870,778
                                     ===========     ===========   ===========

SUPPLEMENTAL DISCLOSURE OF NONCASH
  INFORMATION:
    Cash paid during the period for
      Interest                       $         -     $     6,000   $         -
                                     ===========     ===========   ===========


See accompanying note.

HONEYWELL-MEASUREX DATA MEASUREMENT CORPORATION

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Unaudited)

--------------------------------------------------------------------------------

1.  General

    The interim consolidated financial statements presented have been prepared by Honeywell-Measurex Data Measurement Corporation without audit and, in the opinion of management, reflect all adjustments of a normal recurring nature necessary for a fair statement of the financial position at July 4, 1998, and the results of operations and cash flows for the six month period ended July 4, 1998 (Successor), the two months ended February 28, 1997 (Predecessor), and the four months ended June 30, 1997 (Successor). The Predecessor period represents the period prior to Honeywell Inc.'s acquisition of Honeywell-Measurex Data Measurement Corporation, which occurred on March 1, 1997. Interim results are not necessarily indicative of results for a full year.

Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

         (b) Pro Forma Combined Condensed Financial Information

    The following unaudited pro forma combined condensed financial statements set forth the results of operations for the year ended January 3, 1998, and the six-month period ended July 4, 1998, as if the acquisition of DMC by the Company had occurred at the beginning of 1997, and the financial position as of July 4, 1998, as if the acquisition of DMC by the Company had occurred at July 4, 1998.

    The acquisition has been accounted for using the purchase method of accounting. The pro forma results of operations are not necessarily indicative of future operations or the actual results that would have occurred had the acquisition of DMC been consummated at the beginning of 1997. The financial statements of DMC filed under part (a) of this item should be read in conjunction with the pro forma combined condensed financial statements.

                                                                      FORM 8-K/A
                           METRIKA SYSTEMS CORPORATION

               PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                           Year Ended January 3, 1998
                                   (Unaudited)

                                      Historical                Pro Forma
                                -------------------------  -------------------
                                                 DMC
                                          ---------------
                                Metrika    Pred-    Succ-    Adjust-
                                Systems   ecessor   essor     ments   Combined
                                -------   -------  -------   -------  --------
                                  (In thousands except per share amounts)

Revenues                        $56,714   $ 5,415  $28,662   $     -   $90,791
                                -------   -------  -------   -------   -------

Costs and Operating Expenses:
  Cost of revenues               29,928     5,115   22,898         -    57,941
  Selling, general, and
    administrative expenses      14,367     1,525    6,636       464    22,992
  Research and development
    expenses                      3,815       513    2,233         -     6,561
                                -------   -------  -------   -------   -------

                                 48,110     7,153   31,767       464    87,494
                                -------   -------  -------   -------   -------

Operating Income (Loss)           8,604    (1,738)  (3,105)     (464)    3,297
Interest and Other Income
  (Expense), Net                  1,175        (3)      93    (1,697)     (432)
                                -------   -------  -------   -------   -------

Income (Loss) Before Income
 Taxes                            9,779    (1,741)  (3,012)  (2,161)    2,865
Income Tax (Provision) Benefit   (3,920)      619    1,071      815    (1,415)
                                -------   -------  -------   -------   -------

Net Income (Loss)               $ 5,859   $(1,122) $(1,941) $(1,346)  $ 1,450
                                =======   =======  =======  =======   =======

Basic and Diluted Earnings
  per Share                     $   .82                               $   .20
                                =======                               =======
Weighted Average Shares:
  Basic                           7,143                                 7,143
                                =======                               =======
  Diluted                         7,147                                 7,147
                                =======                               =======


See notes to pro forma combined condensed financial information.

                                                                      FORM 8-K/A
                           METRIKA SYSTEMS CORPORATION

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                          Six Months Ended July 4, 1998
                                   (Unaudited)


                                        Historical            Pro Forma
                                    -------------------   -----------------
                                    Metrika               Adjust-
                                    Systems        DMC      ments  Combined
                                    -------     -------   -------  --------
                                   (In thousands except per share amounts)

Revenues                            $29,096     $14,294   $     -   $43,390
                                    -------     -------   -------   -------

Costs and Operating Expenses:
  Cost of revenues                   15,902      11,785        -     27,687
  Selling, general, and
    administrative expenses           7,060       3,007       166    10,233
  Research and development
    expenses                          1,621       1,012         -     2,633
                                    -------     -------   -------   -------

                                     24,583      15,804       166    40,553
                                    -------     -------   -------   -------

Operating Income (Loss)               4,513      (1,510)     (166)    2,837
Interest and Other Income
  (Expense), Net                      1,155          37      (828)      364
                                    -------     -------   -------   -------

Income (Loss) Before Income
 Taxes                                5,668      (1,473)     (994)    3,201
Income Tax (Provision) Benefit       (2,219)        333       377    (1,509)
                                    -------     -------   -------   -------

Net Income (Loss)                   $ 3,449     $(1,140)  $  (617)  $ 1,692
                                    =======     =======   =======   =======

Basic and Diluted Earnings
  per Share                         $   .42                         $   .20
                                    =======                         =======
Weighted Average Shares:
  Basic                               8,268                           8,268
                                    =======                         =======
  Diluted                             8,278                           8,278
                                    =======                         =======

See notes to pro forma combined condensed financial information.

                                                                      FORM 8-K/A
                           METRIKA SYSTEMS CORPORATION

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                  July 4, 1998
                                   (Unaudited)


                                     Historical              Pro Forma
                                 -------------------    -------------------
                                 Metrika                Adjust-
                                 Systems      DMC         ments    Combined
                                 --------   --------    --------   --------
                                                (In thousands)
Assets
Current Assets:
  Cash and short-term
    investments                  $ 44,951   $    871    $(29,000)  $ 16,822
  Available for sale
    investments, at quoted
    market value                    6,178          -           -      6,178
  Accounts receivable, net         11,796      9,064           -     20,860
  Accounts receivable from
    affiliates                          -      2,302      (2,302)         -
  Inventories                       7,887     11,325      (1,068)    18,144
  Unbilled contract costs
    and fees                        4,385          -           -      4,385
  Prepaid income taxes and
    other current assets            2,898      3,872       1,713      8,483
                                 --------   --------    --------   --------
                                   78,095     27,434     (30,657)    74,872
                                 --------   --------    --------   --------

Property, Plant, and
  Equipment, at Cost, Net          10,014      1,331           -     11,345
                                 --------   --------    --------   --------

Deferred Income Taxes                   -      3,742      (3,742)         -
                                 --------   --------    --------   --------

Other Assets                          632      1,963           -      2,595
                                 --------   --------    --------   --------

Cost in Excess of Net
  Assets of Acquired
  Companies                        12,758      4,374       4,316     21,448
                                 --------   --------    --------   --------
                                 $101,499   $ 38,844    $(30,083)  $110,260
                                 ========   ========    ========   ========
Liabilities and Shareholders'
  Investments
Current Liabilities:
  Notes payable and current
    maturities of long-term
    obligations                  $  5,693   $     33    $      -   $  5,726
  Accounts payable                  2,629      1,173           -      3,802
  Accounts payable to
    affiliates                      4,163     26,081     (26,081)     4,163
  Other accrued expenses           13,383     13,973      (6,418)    20,938
                                 --------   --------    --------   --------
                                   25,868     41,260     (32,499)    34,629
                                 --------   --------    --------   --------

Accrued Pension Costs               4,477          -           -      4,477
                                 --------   --------    --------   --------

Long-term Obligation                3,513          -           -      3,513
                                 --------   --------    --------   --------

Shareholders' Investment           67,641     (2,416)      2,416     67,641
                                 --------   --------    --------   --------
                                 $101,499   $ 38,844    $(30,083)  $110,260
                                 ========   ========    ========   ========

See notes to pro forma combined condensed financial information.

                                                                      FORM 8-K/A
                           METRIKA SYSTEMS CORPORATION

          NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                   (Unaudited)

Note 1 - Basis of Presentation

      The allocation of the purchase price is based on an estimate of the fair market value of the net assets acquired and is subject to adjustment. To date, no information has been gathered that would cause the Company to believe that the final allocation of the purchase price will be materially different than the preliminary estimate.

Note 2 - Pro Forma Adjustments to Pro Forma Combined Condensed
          Statements of Income (In thousands, except in text)

                                                                  Six Months
                                                   Year Ended       Ended
                                                    January 3,      July 4,
                                                      1998           1998
                                                   -----------    ----------
                                                          Debit (Credit)

Selling, General, and Administrative Expenses
Service fee of 1.0% in 1997 and 0.8% in 1998
   of the revenues of DMC for services that
   would have been provided under a services
   agreement between the Company and Thermo
   Electron                                          $    341       $    114

Amortization over 40 years of $8,690,000
   of cost in excess of net assets of
   acquired companies created by the
   acquisition of DMC by the Company, net of
   historical amortization expense recorded
   by DMC                                                 123             52
                                                     --------       --------
                                                          464            166
                                                     --------       --------

Interest and Other Income (Expense), Net
Decrease in interest income earned
   attributable to the lower cash
   position as a result of the cash
   payment of $29,000,000 to acquire
   DMC, calculated using the 90-day
   Commercial Paper Composite Rate plus
   25 basis points, or 5.85% in 1997
   and 5.71% in 1998                                    1,697            828
                                                     --------       --------

Income Taxes Provision (Benefit)
Income tax benefit associated with the
   adjustments above (excluding the
   amortization of cost in excess of
   net assets of acquired companies),
   calculated at the Company's statutory
   rate of 40%                                           (815)         (377)
                                                      -------       -------

Note 3 - Pro Forma Adjustments to Pro Forma Combined Condensed Balance Sheet (In thousands, except in text)

                                                                 July 4, 1998
                                                               --------------
                                                               Debit (Credit)

Cash and Short-term Investments
Cash payment to acquire DMC                                         $(29,000)
                                                                    --------
Accounts Receivable from Affiliates
Asset not acquired                                                    (2,302)
                                                                    --------

Inventories
Increase in inventories to reflect use of
   percentage of completion method on all
   contracts                                                             432

Abandonment of product lines                                          (1,500)
                                                                    --------
                                                                      (1,068)
                                                                    --------

Prepaid Income Taxes and Other Current Assets
Reclass long-term deferred taxes to current                              686

Record deferred income taxes related to abandonment of
  product lines and estimated accrued acquisition expenses             1,027
                                                                    --------
                                                                       1,713
                                                                    --------

Long-term Deferred Income Taxes
Deferred tax asset related to liabilities not assumed                 (3,056)

Reclass deferred income taxes to current                                (686)
                                                                    --------
                                                                      (3,742)
                                                                    --------

Cost in Excess of Net Assets of Acquired Companies
Cost in excess of net assets of acquired companies
   relating to the acquisition of DMC in excess
   of amount recorded at DMC                                           4,316
                                                                    --------

Accounts Payable to Affiliates
Liability  not assumed                                                26,081
                                                                    --------

Other Accrued Expenses
Liabilities not assumed                                                8,318

Estimated accrued acquisition expenses, primarily
   severance and abandoned-facility payments                          (1,500)

Estimated accrued acquisition expenses for transaction
   costs relating to the DMC acquisition                                (400)
                                                                    --------
                                                                       6,418
                                                                    --------

Shareholders' Investment
Elimination of DMC's equity accounts                                  (2,416)
                                                                    --------

Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

         (c)  Exhibits

              2 Stock Purchase Agreement dated as of May 6, 1998 by and between Metrika Systems Corporation and Honeywell-Measurex Corporation (previously filed as Exhibit 2 to the Company's Current Report on Form 8-K filed with the Commission on July 17, 1998). Pursuant to Item 601(b)(2) of regulation S-K, schedules and exhibits to this Agreement have been omitted. The Company hereby undertakes to furnish supplementally a copy of such schedules and exhibits to the Commission upon request.

             23 Consent of Deloitte and Touche LLP

                                                                      FORM 8-K/A


                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 18th day of September 1998.


                                          METRIKA SYSTEMS CORPORATION



                                          Paul F. Kelleher
                                          ------------------------
                                          Paul F. Kelleher
                                          Chief Accounting Officer